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                                                                    Exhibit A-53

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       ANALYTIC SYSTEMS LABORATORIES, INC.

I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation, have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the

Indiana  Business Corporation Law,

as amended.

NOW, THEREFORE, I her-by issue to such Corporate this Certificate of incorporation, and further certify that its corporate existence will begin

 October 12, 1990.

                                     In Witness Whereof, I have hereunto set my

                                     hand and affixed the seal of the State of

                                     Indiana, at the City of Indianapolis, this

                                     Twelfth day of October, 1990


                                     JOSEPH H. HOOSETT, Secretary of State

                                          BY
                                                        Deputy